UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 28, 2008, StockerYale, Inc. (“StockerYale”) issued a press release announcing that it has increased its offer in its cash takeover bid for Virtek Vision International Inc. to CDN$0.80 per Common Share, consisting of CDN$0.70 per Common Share at closing, plus a cash distribution of CDN$0.10 per Common Share within 60 days after StockerYale obtains 100% of the issued and outstanding shares of Virtek. StockerYale also announced that it has extended the expiry time for the offer to 11:59 p.m. (Toronto time) on August 8, 2008. A copy of the press release issued by StockerYale concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of StockerYale, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained herein and in the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Statements and Exhibits.

(d)	Exhibit 99.1 listed in the Exhibit Index immediately preceding such exhibit is furnished with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.
Date: July 28, 2008
	By:	/s/ Mark W. Blodgett
Mark W. Blodgett
President, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of StockerYale, Inc., dated July 28, 2008